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                                                                    Exhibit 99.3

                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR

     The undersigned, who has agreed to serve as a member of the Board of Directors of Infonautics, Inc. (the "Company") hereby grants the Company consent to use his name in its Registration Statement on Form S-4 and all amendments, including post-effective amendments, to the Registration Statement.


Dated: June 27, 2001

                                                        /s/ Dennis Bennie
                                                        ---------------------
                                                        Dennis Bennie